Exhibit 4.ii.(b)

AMENDMENT No. 1 dated as of June 4, 2003 (this "Amendment"), to the Amended and Restated Credit Agreement dated as of May 17, 2001, amended and restated as of February 21, 2003 (the "Credit Agreement"), among IMC GLOBAL INC. (the "Company"), the Borrowing Subsidiaries party thereto (together with the Company, the "Borrowers"), the Lenders party thereto, JPMORGAN CHASE BANK, as administrative agent (the "Administrative Agent"), and GOLDMAN SACHS CREDIT PARTNERS L.P., as syndication agent.

          WHEREAS, the Company has requested, and the undersigned Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that the Credit Agreement be amended as provided herein;

          NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, and subject to the conditions set forth herein, the parties hereto hereby agree as follows:

          SECTION 1.  Amendment to Section 5.11. Section 5.11 of the Credit Agreement is hereby amended by adding the following proviso to the end of the second sentence of Section 5.11:

          ; provided that in no event shall the proceeds of any such Revolving Loans or Swingline Loans be used to make any payment in respect of the Potash Facility

          SECTION 2.  Amendment to Section 6.01(a). Section 6.01(a) of the Credit Agreement is hereby amended as follows:

           (a) by inserting the text "(x)" immediately prior to the text "including" in the second parenthetical statement in clause (iii) of Section 6.01(a) of the Credit Agreement; and

           (b) by inserting the following text immediately after the text "Loan Parties" in the second parenthetical statement in clause (iii) of Section 6.01(a):

          and (y) in the case of the 2005 Senior Notes, calculated inclusive of any premium or fee payable in connection with such extension, renewal or replacement

          SECTION 3.  Amendment to Section 6.08(a).  Section 6.08(a) of the Credit Agreement is hereby amended as follows:

           (a) by deleting the text "$20,000,000" in clause (vii) of paragraph (a) of Section 6.08 of the Credit Agreement and substituting the text "$23,000,000" therefore; and

           (b) by inserting the following text immediately after the text "available" at the end of clause (vii) of paragraph (a) of Section 6.08 of the Credit Agreement:

          plus 25% of the Net Proceeds received by or on behalf of the Company in respect of offerings by the Company of Equity Interests in compliance with the terms of this Agreement (other than in respect of offerings by the Company to any Subsidiary)

          SECTION 4.  Amendment to Section 6.08(b).  Section 6.08(b) of the Credit Agreement is hereby amended as follows:

           (a) by deleting the text "and" at the end of clause (xii) of paragraph (b) of Section 6.08 of the Credit Agreement;

           (b) by deleting the text "." at the end of clause (xiii) of paragraph (b) of Section 6.08 of the Credit Agreement and substituting the text "; and" therefore; and

           (c) by inserting the following new clause (xiv) immediately following clause (xiii) of paragraph (b) of Section 6.08 of the Credit Agreement:

           (xiv) payments of Indebtedness under the Potash Facility.

           SECTION 5.  Amendment Fee.  In consideration of the agreements of the Lenders contained in this Amendment, the Company agrees to pay to the Administrative Agent, for the account of each Lender that delivers an executed counterpart of this Amendment prior to 5:00 p.m., New York City time, on June 4, 2003, an amendment fee (the "Amendment Fee") in an amount equal to 0.05% of the sum of such Lender's Revolving Commitment and B Term Loans outstanding on the date on which this Amendment becomes effective as provided in Section 7; provided that such Amendment Fee shall not be payable unless and until this Amendment becomes effective as provided in Section 7.  The Amendment Fee shall be paid to the Administrative Agent on the date on which this Amendment becomes effective as provided in Section 7.

           SECTION 6.  Representations and Warranties.  The Company represents and warrants to the Administrative Agent and to each of the Lenders that:

           (a) This Amendment has been duly authorized, executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

           (b)  The representations and warranties of the Company set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date.

           (c)  Immediately after giving effect to this Amendment, no Default shall have occurred and be continuing.

          SECTION 7.  Conditions to Effectiveness.  This Amendment shall become effective on the first date written above when the Administrative Agent shall have received (a) counterparts of this Amendment that, when taken together, bear the signatures of each of the Borrowers and the Required Lenders and (b) payment of all expenses required to be paid or reimbursed by the Company under or in connection with this Amendment and the Credit Agreement, in each case to the extent such expenses have been invoiced as of or prior to the date first written above.

          SECTION 8.  Credit Agreement.  Except as specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as amended or modified hereby.  This Amendment shall be a Loan Document for all purposes.

          SECTION 9.  Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 10.  Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement.  Delivery of an executed signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Amendment.

          SECTION 11.  Expenses.  The Company agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

          SECTION 12.  Headings.  The Section headings used herein are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

IMC GLOBAL INC.,

by__________________________
  Name:
  Title:

PHOSPHATE RESOURCE PARTNERS LIMITED PARTNERSHIP,
By:  IMC Global Inc., its Administrative Managing General Partner,

by___________________________
  Name:
  Title:

And by:  FMRP Inc., its General Partner,

by___________________________
  Name:
  Title:

IMC PHOSPHATES COMPANY,
By:  IMC Phosphates MP Inc., its Managing Partner,

by___________________________
  Name:
  Title:

JPMORGAN CHASE BANK,
individually and as Administrative Agent,

by___________________________
  Name:
  Title:

GOLDMAN SACHS CREDIT PARTNERS L.P.,
individually and as Syndication Agent,

by___________________________
  Name:
  Title:

SIGNATURE PAGE TO THE AMENDMENT, DATED AS OF JUNE 4, 2003, IN RESPECT OF THE AMENDED AND RESTATED CREDIT AGREEMENT, DATED MAY 17, 2001, AMENDED AND RESTATED AS OF FEBRUARY 21, 2003, AMONG IMC GLOBAL INC., THE BORROWING SUBSIDIARIES PARTY THERETO, THE LENDERS PARTY THERETO, JPMORGAN CHASE BANK, AS ADMINISTRATIVE AGENT, AND GOLDMAN SACHS CREDIT PARTNERS L.P., AS SYNDICATION AGENT.

Name of Institution:
_____________________________

by___________________________
  Name:
  Title:

Return to IMC Global Inc. Form 10-Q